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                                                                 EXHIBIT 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-08559, 333-35237 and 333-41137) and on Form
S-3 (Nos. 333-05517 and 333-41487) of InVision Technologies, Inc. of our report dated February 9, 2000 appearing in the 1999 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP
San Jose, California
March 30, 2000